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                                                                      EXHIBIT 5


                                                              November 4, 1999

Board of Directors
Foilmark, Inc.
5 Malcolm Hoyt Drive
Newburyport, MA  01950

Ladies and Gentlemen:

         We have acted as counsel to Foilmark, Inc., a Delaware corporation ("Foilmark"), in connection with the preparation and filing of the Registration Statement of Foilmark on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 200,000 shares of common stock, par value $.01 per share (the "Common Stock") of Foilmark, Inc. to be issued pursuant to the Foilmark, Inc. Amended and Restated 1995 Stock Incentive Compensation Plan (the "Plan").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, Foilmark's Restated Certificate of Incorporation, as amended, Foilmark's Restated By-laws, as amended, and such other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

         We have made such examination of the Delaware General Corporation Law (the "DGCL") and federal law as we have deemed relevant for purposes of this opinion, but we have not made any review of the laws of any other jurisdiction. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the laws of the United States and the DGCL.

         Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock which may be issued under the Plan and registered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name and opinion in and as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be used or relied upon or furnished to any other person for any reason. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations thereunder.


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                                             Very truly yours,


                                             /s/ Hinckley, Allen & Snyder LLP




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